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                                                                    EXHIBIT 15.1






PowerCerv Corporation
400 North Ashley Drive, Suite 2700
Tampa, Florida  33602


Gentlemen:

Re:      Registration Statement on Form S-8 (No. 333-3960)


With respect to the above referenced registration statement, we acknowledge our awareness of the incorporation by reference therein of our report dated October 17, 1997, related to our review of interim financial information, which report was included in the quarterly report on Form 10-Q of PowerCerv Corporation for the quarterly period ended September 30, 1997.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.





                                         /s/ KPMG Peat Marwick LLP



Tampa, Florida
October 17, 1997







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